UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2026

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Southcenter Court, Suite 200 Morrisville, NC 27560
(Address of Principal Executive Offices)(Zip Code)

(440) 601-9677

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Entry into Employment Agreement

On July 1, 2026, 374Water Inc. (the “Company”) appointed Charles Weiser as Chief Financial Officer (“CFO”) of the Company, effective July 1, 2026 (the “Effective Date”).  In connection with his appointment, Mr. Weiser and the Company entered into an employment agreement, dated as of July 1, 2026 (the “Employment Agreement”).

Charles Weiser, age 67, has served as a member of the Company’s Board of Directors since December 29, 2025.  Since 2021, Mr. Weiser has served as Chief Financial Officer of Alonti Catering Kitchens, overseeing finance, accounting, tax, budgetary planning, and strategic planning, a position he will continue to hold until August 31, 2026. Prior to joining Alonti Catering Kitchens, from May 2020 to July 2021, Mr. Weiser was Managing Director at Imperial-Texas where he provided accounting and consulting services to a wide range of businesses around the world. From September 2018 to May 2020, Mr. Weiser served as Chief Financial Officer of the Johnny Carrabba Family of Restaurants and before that, from July 2014 to September 2018, Mr. Weiser served as Executive Vice President – Chief Financial Officer at American Green Technology, a leading manufacturer and distributor of lighting products for commercial, heavy industries and healthcare sectors throughout the world. Mr. Weiser holds a Master of Business Administration in Finance and Accounting and a Bachelor of Business Administration from the University of Texas at Austin. Mr. Weiser is a Certified Public Accountant licensed in Texas and Florida.

The Employment Agreement provides for an initial term commencing on July 1, 2026, subject to termination in accordance with its terms.  Mr. Weiser will receive an annual base salary of $225,000 per year, subject to periodic review by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”).  Notwithstanding the foregoing, the base salary will not commence until September 1, 2026; no base salary will be payable to Mr. Weiser with respect to the period from July 1, 2026 through August 31, 2026.

Mr. Weiser will be eligible to receive an annual performance bonus with a target of up to seventy-five percent (75%) of his base salary, pro-rated for fiscal year 2026 to reflect the portion of 2026 during which he served as the Company’s Chief Financial Officer.  Annual bonus objectives are based upon achievement of Company and individual performance objectives established by the Board or Compensation Committee, consisting of a combination of operational, financial, strategic, and capital markets objectives.  The annual bonus is not guaranteed and shall be paid only if the Company is properly capitalized and in a position to pay such amount.  For each fiscal year following 2026, annual bonus objectives will be mutually agreed upon by the Compensation Committee and Mr. Weiser.

Mr. Weiser will also be entitled to a one-time signing bonus of $25,000, which shall accrue as of July 1, 2026 and be paid when the Company is properly capitalized and in a position to pay such amount, as determined by the Board in its reasonable discretion.

Subject to the approval of the Board or the Compensation Committee, and pursuant to the Company’s 2021 Equity Incentive Plan, as amended, Mr. Weiser will be granted: (i) an option (the “Option Grant”) to purchase 150,000 shares of the Company’s common stock at a per share exercise price equal to the fair market value of the common stock as of the date of grant; and (ii) a restricted stock unit award covering 125,000 shares of the Company’s common stock (the “RSU Grant”).  Twenty-five percent (25%) of each of the Option Grant and the RSU Grant will vest immediately on the grant date, and the remaining seventy-five percent (75%) will vest in twelve equal quarterly installments commencing October 1, 2026, in each case subject to Mr. Weiser’s continuous service through the applicable vesting date.  In addition, upon the closing of a change of control of the Company, fifty percent (50%) of any then-unvested Option Grant and RSU Grant shares will immediately vest, with any remaining unvested shares to continue under the acquiring entity’s equity program; and if, within twelve (12) months following a change of control, Mr. Weiser’s employment is terminated without cause or he resigns for good reason, all remaining unvested shares will vest in full.

Mr. Weiser will be eligible to participate in the Company’s employee retirement, insurance, benefit and paid time off programs on terms no less favorable than those provided to the Company’s other executive officers.

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If Mr. Weiser’s employment is terminated by the Company without “Cause” or by Mr. Weiser for “Good Reason” (each as defined in the Employment Agreement), and subject to his timely execution and non-revocation of a separation and release agreement in a form acceptable to the Company, Mr. Weiser will be entitled to receive: (i) an amount equal to six (6) months of his then-current base salary, payable in substantially equal installments over a six-month period in accordance with the Company’s regular payroll practices; (ii) continued coverage under the Company’s medical, health and vision insurance plans for Mr. Weiser and his eligible dependents for a period of six (6) months, subject to his continued payment of any required employee contribution; (iii) any earned but unpaid annual bonus with respect to any completed performance period or milestone; (iv) a pro-rated annual bonus for the fiscal year in which his employment terminates, based on actual performance, payable when annual bonuses are otherwise paid to other executives of the Company; and (v) accelerated vesting of the unvested portion of the Option Grant and RSU Grant for a period of six (6) months following the termination date.

Mr. Weiser currently serves as a member of the Company’s Board of Directors and will continue in that capacity while serving as Chief Financial Officer.  There are no family relationships between Mr. Weiser and any other director or executive officer of the Company.  Other than the Employment Agreement, there are no arrangements or understandings between Mr. Weiser and any other person pursuant to which he was appointed as Chief Financial Officer, and there are no transactions involving Mr. Weiser that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Interim Chief Financial Officer

Effective as of the Effective Date, Adrienne Anderson resigned as Interim Chief Financial Officer of the Company; Ms. Anderson will continue to provide financial consulting services to the Company focused on SEC reporting, compliance, and corporate finance initiatives pursuant to a consulting arrangement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated July 1, 2026, by and between 374Water Inc. and Charles Weiser.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2026	374WATER INC.

	By:	/s/ Daniel Bogar
	Name:	Daniel Bogar
	Title:	President and Chief Executive Officer

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